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EXHIBIT 3.5

TAB PRODUCTS CO.
THIRD AMENDED AND RESTATED BYLAWS

ARTICLE I—STOCKHOLDERS

    SECTION 1. ANNUAL MEETING.

    An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders, or if no such meeting has been held, the date of incorporation.

    SECTION 2. SPECIAL MEETINGS.

    Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors and shall be held at such place, on such date, and at such time as they shall fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

    Effective automatically on February 1, 2002, the preceding paragraph of this Section 2 shall be replaced in its entirety with this paragraph and the following paragraph. Special meetings of the stockholders may be called for any purpose or purposes prescribed in the notice of the meeting, only (a) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (b) by the holders of record not less than 25% of all shares entitled to cast votes at the meeting, voting together as a single class, and shall be held at such place, on such date and at such time as the Board of the Directors may fix. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

    Upon request in writing sent by registered mail to the president or chief executive officer by any stockholder or stockholders entitled to request a special meeting of stockholders pursuant to the immediately preceding paragraph of this Section 2, and containing the information required pursuant to Article I, Section 7, and Article II, Section 11, the Board of Directors shall determine a place and time for such meeting, which time shall be not less than 45 nor more than 55 days after the receipt of such request, and a record date for the determination of stockholders entitled to vote at such meeting shall be fixed by the Board of Directors, in advance, which shall not be more than 60 days nor less than 10 days before the date of such meeting. Following such receipt of a request and determination by the Secretary of the validity thereof, it shall be the duty of the Secretary to present the request to the Board of Directors, and upon Board action as provided in this Section 2, to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 3 hereof, that a meeting will be held at the place and time so determined, for such purposes, as well as any purpose or purposes determined by the Board of Directors.

    SECTION 3. NOTICE OF MEETINGS.

    Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).

    When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

    SECTION 4. QUORUM.

    At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Articles of Incorporation or Bylaws of this corporation.

    If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

    SECTION 5. ORGANIZATION.

    Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

    SECTION 6. CONDUCT OF BUSINESS.

    At every annual or special meeting of the stockholders, the Chairman, if there is such an officer, or in his absence a director designated by the Chairman, or if no such person has been designated, a director designated by the majority of the directors then in office, shall act as Chairman. The Secretary of the corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 8 of these By-Laws to act by proxy, and officers of the corporation.

    The chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

    The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 6 and Sections 5 and 7. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section 6 and Sections 5 and 7 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    SECTION 7. NOTICE OF STOCKHOLDER BUSINESS.

    At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or (d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

    SECTION 8. PROXIES AND VOTING.

    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be complete reproduction of the entire original writing or transmission.

    All voting, except where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspectors who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

    All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Articles of this Corporation or these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

    SECTION 9. STOCK LIST.

    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

    The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II—BOARD OF DIRECTORS

    SECTION 1. NUMBER AND TERM OF OFFICE.

    The number of directors shall be eight (8), each holding office for a term expiring at the next annual meeting of the stockholders and, thereafter, the number and term of office shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Notwithstanding the preceding sentence, during the period that either Warren G. Lichtenstein or David W. Wright (each, an "Additional Director") is serving on the Board of Directors, the number of directors shall not be increased above the number that is equal to the sum of five plus the number of Additional Directors then serving. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

    SECTION 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SECTION 3. REMOVAL.

    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

    SECTION 4. REGULAR MEETINGS.

    Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

    SECTION 5. SPECIAL MEETINGS.

    Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than one (1) day before the meeting or by telegraphing the same not less than twelve (12) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

    SECTION 6. QUORUM.

    At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

    SECTION 7. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

    Members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

    SECTION 8. CONDUCT OF BUSINESS.

    At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

    SECTION 9. POWERS.

    The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

        (1) To declare dividends from time to time in accordance with law;

        (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

        (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

        (4) To remove any officer of the Corporation with or without cause, and from time to time to pass on the powers and duties of any officer upon any other person for the time being;

        (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

        (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

        (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

        (8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

    SECTION 10. COMPENSATION OF DIRECTORS.

    Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

    SECTION 11. NOMINATION OF DIRECTOR CANDIDATES.

    Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a nomination committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the date that the Corporation's (or the Corporation's Predecessor's) Proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

    In the event that a person is validly designated as a nominee in accordance with this Section 11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 11 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

    In the event a stockholder has duly nominated pursuant to this Section 11, at an annual or special meeting at which Directors are to be elected, one or more persons for election as Director and the Board of Directors subsequently increases the number of Directors to be elected at such annual or special meeting, such stockholder may nominate an additional person or person(s) (as the case may be) for election to such additional position(s) as are specified in the Corporation's notice relating to the additional nominees, provided that such stockholder shall deliver a supplemental notice, containing the same information with respect to such additional nominee(s) as is required by paragraph (a) of this Bylaw with respect to stockholder nominees generally to the Secretary at the principal executive offices of the Corporation not later than the tenth day following the day on which a public announcement (including by way of a publicly available filing with the Securities Exchange Commission) is first made of the additional nominees proposed by the Corporation to be elected at such meeting. In no event shall the public announcement of such additional nominees commence a new time period for the giving of a stockholder's notice under subsection (a) other than as provided herein.

    If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 11, such nomination shall be void; provided, however, that nothing in this Section 11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

ARTICLE III—COMMITTEES

    SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS.

    The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Notwithstanding the foregoing, the Board of Directors shall not form an executive committee to act on behalf of the Board of Directors other than by a vote of a majority of the directors then in office (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board) that includes, for so long as either Additional Director is serving on the Board of Directors, the affirmative vote of the Additional Director then serving or, if both Additional Directors are then serving, both Additional Directors.

    SECTION 2. CONDUCT OF BUSINESS.

    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV—OFFICERS

    SECTION 1. GENERALLY.

    The officers of the Corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and such other offices as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The President shall be a member of the Board of Directors. Any number of offices may be held by the same person.

    SECTION 2. CHAIRMAN OF THE BOARD.

    The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of the Chairman of the Board or which are delegated to him or her by the Board of Directors or the President of the Corporation.

    SECTION 3. PRESIDENT.

    The President shall be the chief executive officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power so sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

    SECTION 4. VICE PRESIDENT.

    Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President may be designated by the Board to perform the duties and exercise the powers of the President in the event of the President's absence or disability.

    SECTION 5. CHIEF FINANCIAL OFFICER.

    The Chief Financial Officer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as the Board of Directors may from time to time prescribe.

    SECTION 6. SECRETARY.

    The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.

    SECTION 7. DELEGATION OF AUTHORITY.

    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

    SECTION 8. REMOVAL.

    Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

    SECTION 9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS.

    Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V—STOCK

    SECTION 1. CERTIFICATES OF STOCK.

    Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

    SECTION 2. TRANSFERS OF STOCK.

    Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

    SECTION 3. RECORD DATE.

    The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

    SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES.

    In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

    SECTION 5. REGULATIONS.

    The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI—NOTICES

    SECTION 1. NOTICES.

    Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

    SECTION 2. WAIVERS.

    A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII—MISCELLANEOUS

    SECTION 1. FACSIMILE SIGNATURES.

    In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

    SECTION 2. CORPORATE SEAL.

    The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by an Assistant Secretary or other officer designated by the Board of Directors.

    SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS.

    Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser.

    SECTION 4. FISCAL YEAR.

    The fiscal year of the Corporation shall be as fixed by the Board of Directors.

    SECTION 5. TIME PERIODS.

    In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

    SECTION 1. RIGHT TO INDEMNIFICATION.

    Each person who was or is made a party or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgment, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the Corporation; PROVIDED FURTHER, HOWEVER, that notwithstanding anything in these Bylaws to the contrary, the Corporation shall only be required to indemnify and hold harmless an officer, employee or agent of the Corporation in connection with an action, suit or proceeding (or part thereof) in which there is alleged gross negligence on the part of such officer, employee or agent if and to the extent such indemnity is authorized by the Board of Directors in a duly adopted resolution. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

    SECTION 2. RIGHT OF CLAIMANT TO BRING SUIT.

    If a claim under Section 1 is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

    SECTION 3. NON-EXCLUSIVITY OF RIGHTS.

    The rights conferred on any person by Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquired under any statute, provisions of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

    SECTION 4. INDEMNIFICATION CONTRACTS.

    The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.

    SECTION 5. INSURANCE.

    The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under Delaware General Corporation Law.

    SECTION 6. EFFECT OF AMENDMENT.

    Any amendment, repeal or modification of any provision of this Article VIII by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

    SECTION 7. SAVINGS CLAUSE.

    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE IX—AMENDMENTS

    The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board); provided, however, that none of (i) Article I, Section 2, (ii) the second sentence of Article II, Section 1, (iii) the fourth sentence of Article III, Section 1, or (iv) this proviso to the second sentence of this Article IX shall be amended other than by a vote of a majority of the directors then in office (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board) that includes, for so long as either of the Additional Directors is serving on the Board of Directors, the affirmative vote of the Additional Director then serving or, if both Additional Directors are then serving, both Additional Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal Article VIII or IX of these Bylaws.

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TAB PRODUCTS CO. THIRD AMENDED AND RESTATED BYLAWS
ARTICLE I—STOCKHOLDERS
ARTICLE II—BOARD OF DIRECTORS
ARTICLE III—COMMITTEES
ARTICLE IV—OFFICERS
ARTICLE V—STOCK
ARTICLE VI—NOTICES
ARTICLE VII—MISCELLANEOUS
ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS
ARTICLE IX—AMENDMENTS